Number

8122

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

FIRST CITIZENS BANCSHARES

Raleigh, North Carolina

Shares

SEE REVERSE FOR CERTAI

CUSIP 3194

This Certifies that

is the owner of

Shares of Class B Common Stock PAR VALUE $1.00 PER SHARE

Transferable only on the books of the Corporation in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent. Witness the Corporate Seal of said Corporation and the facsimile signatures of its duly authorized officers.

FIRST CITIZENS BANCSHARES, INC. CORPORATE SEAL 1986 DELAWARE

Dated:

James E Creekman
Secretary

Frank B Holding Jr
President and Chief Executive Officer

sixteen (16) votes per share. Except for this voting disparity, the Class A and Class B common shares are on a parity with each other.

Upon request, First Citizens BancShares, Inc. will furnish without charge to any shareholder of record who so requests information as to the number of each class of such shares authorized and outstanding and will provide a copy of the Certificate of Incorporation of the Corporation which contains the powers, designations, preferences and relative rights and the qualifications, limitations or restrictions of such preferences and rights of all authorized shares of First Citizens BancShares, Inc.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ________ Custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act ________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, ______________________ hereby sell, assign and transfer

unto ______________________________________

______________________________________ Shares
of the Class A Common stock represented by the within Certificate, and do hereby

irrevocably constitute and appoint ______________________________
Attorney to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

____
NOTICE: The signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or by any change whatever.

SIGNATURE GUARANTEED: